Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com

COLOR KINETICS REPORTS RECORD REVENUES AND EARNINGS FOR THIRD QUARTER 2004
Revenues increase 42% year-over-year to $11.1 million

Boston, MA – November 4, 2004 – Color Kinetics Incorporated (NASDAQ: CLRK), a pioneer in the design, marketing and licensing of intelligent solid-state lighting systems and technologies, today announced revenues of $11.1 million for the third quarter of 2004. Revenues increased 42% from the $7.8 million reported in the third quarter of 2003 and increased 9% from the $10.2 million reported in the second quarter of 2004. Net income for the second quarter increased to $853,000, or $.04 per diluted share, compared to $8,000, or $.00 per diluted share for the third quarter of 2003. The company’s cash and short-term investments at September 30, 2004 totaled $55.0 million.

“We’re extremely pleased to post another quarter of excellent results, and our sixth consecutive quarter of profitability,” said George Mueller, Chairman and CEO. “This achievement reflects Color Kinetics’ ability to deliver strong operational results both domestically and internationally, driven by continued market and technology leadership.”

“The performance of our operations this quarter reflects continuing growth from both our Lighting Systems and OEM & Licensing units,” said Bill Sims, President and COO. “As evidenced by the uptake of our innovative new offerings, pace of installations worldwide, and a market expansion strategy that’s already bearing fruit, we believe that Color Kinetics is on track to maintain a competitive lead in intelligent solid-state lighting.”

Highlights from the third quarter include:

•	Multiple new offerings delivered to market.

•	Agreements signed with five new OEM and licensing partners.

•	Five new patents issued covering utility and control aspects of intelligent solid-state lighting, bringing the company’s total to 35 issued patents at quarter’s end, and 37 to date.

•	The company’s addition to the Russell 3000 and Russell 2000 Indexes.

•	The company’s inclusion among the Deloitte New England Technology Fast 50.

For the fourth quarter, the company currently targets revenues in the range of $9.4 million to $10.3 million with earnings of $.00 to $.02 per diluted share.

“Entering the fourth quarter, we are very pleased with the positive results and continued momentum of both business units,” Sims said. “Our pipelines are strong and growing. However, we anticipate that our fourth quarter revenues will be sequentially lower than this quarter, reflecting the historical and expected seasonality that affects our business.”

Color Kinetics will host a conference call to review its results for the third quarter after the close of market on Thursday, November 4. The conference call may be accessed by dial-in number or via the Internet as follows:

Thursday, November 4, 2004
5:00 pm ET
Domestic dial-in number: 800-706-7749
International dial-in number: 617-614-3474
Passcode: 79300501
Webcast: http://phx.corporate-ir.net/phoenix.zhtml?c=178448&p=irol-irhome

A dial-in replay of the conference call will be available from 7:00 pm ET on November 4 through November 11 at 888-286-8010 (domestic), 617-801-6888 (international), passcode: 97407383. The webcast will be archived and available for one year via the Investor Relations section of Color Kinetics’ website.

About Color Kinetics

Color Kinetics Incorporated (NASDAQ: CLRK) is a pioneer in the design, marketing and licensing of intelligent solid-state lighting systems and technologies. The company’s award-winning line of products applies the practical and aesthetic benefits of LEDs to transcend the limits of traditional light sources for use in high-performance lighting and OEM and licensing applications. Its products and technologies leverage a patented layer of digital intelligence, called Chromacore®, to generate and control millions of colors and dynamic lighting effects. Color Kinetics holds 37 patents and has over 120 patent applications pending that apply to many aspects of solid-state lighting technology. Founded in 1997, the company is headquartered in Boston, MA with offices in the UK, China, and a joint venture in Japan. More information can be found at www.colorkinetics.com.

# # #

©2004 Color Kinetics Incorporated. All rights reserved. Chromacore, Color Kinetics, the Color Kinetics logo, ColorBlast, ColorBlaze, ColorBurst, ColorPlay, ColorScape, Direct Light, iColor, iColor Cove, iPlayer, Optibin, QuickPlay, Sauce, the Sauce logo, and Smartjuice are registered trademarks and Chromasic, ColorCast, Direct Light Player, and Powercore are trademarks of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Registration Statement on Form S-1, File Number 333-114386, and in its Quarterly Report on Form 10-Q for the Three Months Ended June 30, 2004, each as filed with the Securities and Exchange Commission.

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$39,954	$5,686
Short-term investments	15,000	—
Restricted cash	116	479
Accounts receivable, net of allowance for doubtful accounts of approximately $385 and $270 in 2004 and 2003, respectively	4,760	4,015
Accounts receivable from related parties	163	30
Inventory	6,095	5,024
Prepaid expenses and other current assets	974	429

Total current assets	67,062	15,663

PROPERTY AND EQUIPMENT—net	1,042	1,065
INVESTMENT IN JOINT VENTURE	536	289
RESTRICTED CASH—Long-term portion	1,000	1,100

TOTAL ASSETS	$69,640	$18,117

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Accounts payable	$1,915	$1,483
Accounts payable to related party	—	21
Accrued expenses	1,643	812
Accrued compensation	1,482	1,471
Accrued restructuring	309	426
Accrued warranty	714	404
Deferred revenue	330	387

Total current liabilities	6,393	5,004

ACCRUED RESTRUCTURING	831	1,034

COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK, at liquidation value	—	47,999

STOCKHOLDERS’ EQUITY (DEFICIENCY):
Common stock, $0.001 par value—authorized, 100,000 shares; issued and outstanding 17,887 and 2,804 shares in 2004 and 2003, respectively	18	3
Additional paid-in capital	96,965	304
Accumulated other comprehensive income	(3)	14
Accumulated deficit	(34,564)	(36,241)

Total stockholders’ equity (deficiency)	62,416	(35,920)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$69,640	$18,117

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
REVENUES (1):
Lighting systems	$9,275	$7,076	$24,767	$19,511
OEM and licensing	1,786	700	4,670	1,641

Total revenues	11,061	7,776	29,437	21,152
COST OF REVENUES:
Lighting systems	4,392	3,735	12,038	9,924
OEM and licensing	1,089	326	2,542	847

Total cost of revenues	5,481	4,061	14,580	10,771

GROSS PROFIT	5,580	3,715	14,857	10,381

OPERATING EXPENSES:
Selling and marketing	2,284	1,760	6,177	5,800
Research and development	886	594	2,491	1,849
General and administrative (2)	1,807	1,218	4,911	3,431
Restructuring	—	—	—	161

Total operating expenses	4,977	3,572	13,579	11,241

INCOME (LOSS) FROM OPERATIONS	603	143	1,278	(860)

INTEREST INCOME (EXPENSE), Net:
Interest income	181	5	258	41
Interest expense	—	—	—	(3)

Total interest income, net	181	5	258	38

EQUITY IN EARNINGS (LOSS) OF JOINT VENTURE	69	(140)	221	45

NET INCOME (LOSS)	$853	$8	$1,757	$(777)

EARNINGS (LOSS) PER SHARE:
Basic	$0.05	$0.00	$0.21	$(0.28)
Diluted	$0.04	$0.00	$0.11	$(0.28)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	17,881	2,796	8,560	2,788
Diluted	19,409	12,531	16,648	2,788

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
(1) Includes revenues from related parties as follows:
Lighting systems	$1,019	$1,252	$2,938	$3,832
OEM and licensing	30	30	90	120

Total related party revenues	$1,049	$1,282	$3,028	$3,952

(2) Includes stock-based compensation as follows:	$8	$18	$339	$54

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,757	$(777)
Adjustments to reconcile net income (loss) to cash from operating activities:
Depreciation and amortization	536	678
Stock-based compensation	339	54
Equity in earnings of joint venture	(221)	(207)
Changes in current assets and liabilities:
Accounts receivable	(878)	(1,681)
Inventory	(1,071)	(353)
Prepaid expenses and other current assets	(545)	(265)
Restricted cash	463	225
Accounts payable	411	(20)
Accrued expenses	1,152	576
Deferred revenue	(57)	33
Accrued restructuring	(320)	(273)

Cash flows from operating activities	1,566	(2,010)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(15,000)	—
Purchase of property and equipment	(513)	(184)

Cash flows from investing activities	(15,513)	(184)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments under equipment note payable and line of credit	—	(60)
Proceeds from the exercise of stock options	28	7
Proceeds from issuance of redeemable convertible preferred stock—net of issuance costs	13,003	—
Proceeds from issuance of common stock—net of issuance costs	35,227	—

Cash flows from financing activities	48,258	(53)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(43)	3

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	34,268	(2,244)
CASH AND EQUIVALENTS—Beginning of period	5,686	7,688

CASH AND EQUIVALENTS—End of period	$39,954	$5,444

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$3

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of redeemable convertible preferred stock	$61,082	$—